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                                                              EXHIBIT 21.1

                       Subsidiaries of the Registrant

                                   STATE OF                 OTHER
       SUBSIDIARY                ORGANIZATION             TRADE NAME
       ----------                ------------             ----------

    AFC FITTING, INC.               DELAWARE                 NONE
  AFC INVESTMENTS, INC.          MASSACHUSETTS               NONE
      KAF-TECH, INC.                DELAWARE                 NONE
        TKN, INC.                 RHODE ISLAND               NONE
       WPFY, INC.                   DELAWARE                 NONE
AREA LIGHTING RESEARCH, INC.        DELAWARE                 NONE
     B&B ELECTRONICS                ILLINOIS                 NONE
  MANUFACTURING COMPANY